As filed with the Securities and Exchange Commission on March 31, 1995.
                                                       Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      ALEXANDER & ALEXANDER SERVICES INC.
             (Exact name of registrant as specified in its charter)

           MARYLAND                                     52-0969822
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

             1185 Avenue of the Americas, New York, New York 10036
              (Address of Principal Executive Offices) (Zip Code)

                      ALEXANDER & ALEXANDER SERVICES INC.
                         DEFERRED COMPENSATION PROGRAM
                           FOR NON-EMPLOYEE DIRECTORS

                           SPECIAL COMPENSATION AWARD
                          FOR A NON-EMPLOYEE DIRECTOR
                           (Full title of the plans)

                        ALBERT A. SKWIERTZ, JR., ESQUIRE
                       Vice President and General Counsel
                      Alexander & Alexander Services Inc.
                          1185 Avenue of the Americas
                            New York, New York 10036
                    (Name and address of agent for service)

                                 (212) 840-8500
         (Telephone number, including area code, of agent for service)

                                      CALCULATION OF REGISTRATION FEE
===========================================================================================================
      Title of                   Proposed             Proposed
    Securities to                 Amount               Maximum              Maximum              Amount of
   Be Registered:                 to be             Offering Price         Aggregate           Registration
    Common Stock                Registered:          Per Share (2):     Offering Price:             Fee:
($1.00 Par Value)(2)            300,000 shs.           $ 22.375           $ 6,712,500           $  2,315.00
===========================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h). The proposed maximum offering price per share is based upon the average of the high and low prices for the stock on the New York Stock Exchange on March 27, 1995.

(2) Includes the preferred share purchase rights associated with the Common Stock.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The information required by Part I is included in documents sent or given pursuant to Rule 428(b)(1) to (i) participants in the Alexander & Alexander Services Inc. Deferred Compensation Program for Non-Employee Directors of Alexander & Alexander Services Inc. (the "Company") and (ii) Dr. Robert E. Boni in connection with a special compensation award. Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II.          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference.

                  The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

                  (b) Current Report on Form 8-K, dated March 15, 1995;

                  (c) Current Report on Form 8-K, dated March 28, 1995;

                  (d) All other reports filed by the Company pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 since December 31, 1993; and

                  (e) The description of the Company's Common Stock, $1.00 par value, set forth in the Registration Statement on Form 8-A filed December 1, 1981, as amended by Amendment No. 1 on Form 8 filed September 8, 1986, and the description of the Rights to Purchase Series A Junior Participating Preferred Stock, $1.00 par value, set forth in the Registration Statement on Form 8-A filed June 19, 1987, as amended by Amendment No. 1 on Form 8 dated March 28, 1990, and Amendment No. 2 on Form 8 dated April 23, 1992, Amendment No. 3 on Form 8-A/A dated December 1, 1993, and Amendment No. 4 on Form 8-A/A dated July 15, 1994.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Item 4.  Description of Securities.

                  Not Applicable.

         Item 5.  Interests of Named Experts and Counsel.

                  Albert A. Skwiertz, Jr., Esquire, whose opinion with respect to the validity of the securities being registered is an exhibit to this Registration Statement, is Vice President and General Counsel of the Company. Mr. Skwiertz owns no shares of the Company's Common Stock and holds options for 28,500 shares of Common Stock. In addition, 1,342 shares of Common Stock are attributed to Mr. Skwiertz's account under the Company's Thrift Plan.

         Item 6.  Indemnification of Directors and Officers.

                  Section 2-418 of the Maryland General Corporation Law establishes provisions whereby a Maryland corporation may indemnify any director or officer made party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty; (ii) actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding had reasonable cause to believe that his act was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

                  The Company's Bylaws provide for indemnification of any person who is serving or has served as a director or officer of the Company, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

                  The Company currently maintains policies of insurance under which the Company and the directors and officers of the Company are insured, within the limits of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which directors and officers of the Company are parties by reason of being or having been such directors or officers.

         Item 7.  Exemption from Registration Claimed.

                  Not Applicable.

         Item 8.  Exhibits.

                  5 Opinion of Albert A. Skwiertz, Jr., Esquire, as to the legality of the securities registered hereunder.

                  24(a)    Independent Auditors' Consent.

                  24(b) Consent of Albert A. Skwiertz, Jr., Esquire (incorporated by reference to Exhibit 5).

         Item 9.  Undertakings.

                  (a) The undersigned registrant hereby undertakes:

                           (1)  That, for the purpose of determining any
liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (2)  To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of March, 1995.

                                            ALEXANDER & ALEXANDER SERVICES INC.

                                            By:  /s/ Frank G. Zarb
                                                 -------------------------------
                                                  Frank G. Zarb, Chairman of the
                                                  Board, Chief Executive
                                                  Officer, President and
                                                  Director



                               POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Albert A. Skwiertz, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                         Title                         Date
    ---------                         -----                         ----

/s/ Frank G. Zarb              Chairman of the Board,           March 31, 1995
----------------------------   Chief Executive Officer,         --------------
Frank G. Zarb                  President and Director
                               (Principal Executive Officer)


/s/ Edward F. Kosnik           Director, Executive Vice         March 31, 1995
----------------------------   President and Chief Financial    --------------
Edward F. Kosnik               Officer (Principal Financial
                               Officer)


/s/ Richard P. Sneeder, Jr.    Controller (Principal            March 31, 1995
----------------------------   Accounting Officer)              --------------
Richard P. Sneeder, Jr.


[SIGNATURES CONTINUED]

[SIGNATURES CONTINUED]



/s/ Kenneth Black, Jr.         Director                         March 31, 1995
----------------------------                                    --------------
Kenneth Black, Jr.


/s/ John A. Bogardus, Jr.      Director                         March 31, 1995
----------------------------                                    --------------
John A. Bogardus, Jr.


/s/ Robert E. Boni             Director                         March 31, 1995
----------------------------                                    --------------
Robert E. Boni


/s/  W. Peter Cooke            Director                         March 31, 1995
----------------------------                                    --------------
W. Peter Cooke


/s/ E. Gerald Corrigan         Director                         March 31, 1995
----------------------------                                    --------------
E. Gerald Corrigan


/s/ Joseph L. Dionne           Director                         March 31, 1995
----------------------------                                    --------------
Joseph L. Dionne


                               Director
----------------------------                                    --------------
Gerald R. Ford


/s/ Peter C. Godsoe            Director                         March 31, 1995
----------------------------                                    --------------
Peter C. Godsoe


/s/ Angus M.M. Grossart        Director                         March 31, 1995
----------------------------                                    --------------
Angus M.M. Grossart


/s/ Maurice H. Hartigan        Director                         March 31, 1995
----------------------------                                    --------------
Maurice H. Hartigan


/s/ James Bickford Hurlock     Director                         March 31, 1995
----------------------------                                    --------------
James Bickford Hurlock


/s/ Ronald A. Iles             Director                         March 31, 1995
----------------------------                                    --------------
Ronald A. Iles


[SIGNATURES CONTINUED]

[SIGNATURES CONTINUED]


/s/ Vincent R. McLean          Director                         March 31, 1995
----------------------------                                    --------------
Vincent R. McLean


/s/ James D. Robinson III      Director                         March 31, 1995
----------------------------                                    --------------
James D. Robinson III


/s/ William M. Wilson          Director                         March 31, 1995
----------------------------                                    --------------
William M. Wilson

                                     EXHIBIT INDEX


                                                            Page Number in
Regulation S-K                                          Sequentially Numbered
Exhibit Number       Description of Document                    Copy
--------------       -----------------------            ---------------------

Exhibit 5       Opinion of Albert A. Skwiertz, Jr.,
                Esquire, Vice President and General
                Counsel of the Company, as to the
                legality of the securities to be
                registered

Exhibit 24(a)   Independent Auditors' Consent

Exhibit 24(b)   Consent of Albert A. Skwiertz,
                Esquire (included in Exhibit 5)